EXHIBIT 99.1

MARCHEX, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT

Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Statement of Operations

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 give effect to Marchex, Inc.’s (Company) previously reported acquisitions, which include Name Development Ltd. (Name Development), Pike Street Industries, Inc. (Pike Street) and IndustryBrains, Inc. (IndustryBrains) (collectively, the “previously reported acquisitions”) as if they had occurred on January 1, 2005.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 combines: (1) the Company and its subsidiaries’ historical results of operations for the year ended December 31, 2005; (2) Name Development’s historical results of operations for the pre-acquisition period from January 1, 2005 to February 13, 2005; (3) an offering of only that number of shares of Class B common stock and preferred stock as necessary to consummate the Name Development asset acquisition for the period of January 1, 2005 through February 13, 2005; (4) Pike Street’s historical results of operations for the pre-acquisition period from January 1, 2005 to April 25, 2005; and (5) IndustryBrains’ historical results of operations for the pre-acquisition period from January 1, 2005 to July 26, 2005.

The components of revenues, operating expenses and net income reflected as historical operating results included in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 of the previously reported acquisitions from January 1, 2005 through their respective dates of acquisition are as follows:

	Date Acquired	Revenue	Operating Expense	Net Income
Name Development	February 14, 2005	$2,544,459	$350,343	$2,019,785
Pike Street	April 26, 2005	$1,230,494	$448,922	$781,985
IndustryBrains	July 27, 2005	$6,188,897	$5,239,586	$839,657

Total		$9,963,850	$6,038,851	$3,641,427

Unaudited Pro Forma Condensed Consolidated Financial Information

The unaudited pro forma condensed consolidated financial information is intended for illustrative purposes only and is not necessarily indicative of the combined results that would have occurred had the acquisitions taken place on January 1, 2005, nor is it necessarily indicative of results that may occur in the future. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K.

The unaudited pro forma condensed consolidated financial statement and the accompanying notes should be read in conjunction with the historical financial statements and pro forma condensed financial statements of the Company, Name Development, Pike Street and IndustryBrains and related notes contained thereto and in the reports and information the Company has on file with the Securities and Exchange Commission.

MARCHEX, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2005

	Marchex, Inc. (Historical)	Previously Reported Acquisitions (4)	Pro Forma Adjustments for Previously Reported Acquisitions and Offerings		Pro Forma Combined
Revenue	$94,995,847	$9,963,850	$(36,086	)a	$104,923,611

Expenses:
Service costs (1)	48,897,326	3,515,695	(179,812	)a,b	52,233,209
Sales and marketing (1)	10,018,857	1,431,173	—		11,450,030
Product development (1)	4,465,763	296,167	—		4,761,930
General and administrative (1)	6,364,573	541,456	—		6,906,029
Stock-based compensation (2)	1,971,807	254,360	1,337,186	c	3,563,353
Amortization of intangible assets from acquisitions (3)	18,429,008	—	3,923,357	b	22,352,365

Total operating expenses	90,147,334	6,038,851	5,080,731		101,266,916
Gain on sale of intangible assets, net	997	29,486	—		30,483

Income from operations	4,849,510	3,954,485	(5,116,817)		3,687,178
Other income (expense)
Interest income	1,982,222	7,478	—		1,989,700
Interest expense	(7,463)	—	—		(7,463)
Other, net	4,000	7,853	—		11,853

Total other income	1,978,759	15,331	—		1,994,090
Income before provision for income taxes	6,828,269	3,969,816	(5,116,817)		5,681,268
Income tax expense	2,920,463	328,389	(418,134	)d	2,830,718

Net income	3,907,806	3,641,427	(4,698,683)		2,850,550
Convertible preferred stock dividends	2,405,780	—	296,875	e	2,702,655

Net Income applicable to common stockholders	$1,502,026	$3,641,427	$(4,995,558)		$147,895

Basic net income per share applicable to common stockholders	$0.04				$0.00
Shares used to calculate basic net income per share	34,564,790		1,292,814	f	35,857,604
Diluted net income per share applicable to common stockholders	$0.04				$0.00
Shares used to calculate diluted net income per share	36,907,633		1,393,240	f	38,300,873
(1) Excludes stock-based compensation and amortization of intangibles. (2) Components of stock-based compensation
Service costs	4,500	—	—		4,500
Sales and marketing	1,108,180	254,360	157,110		1,519,650
Product development	28,795	—	42,874		71,669
General and administrative	830,332	—	1,137,202		1,967,534
(3) Components of amortization of intangible assets
Service costs	13,783,598	—	2,418,766		16,202,364
Sales and marketing	1,295,000	—	846,667		2,141,667
General and administrative	3,350,410	—	657,924		4,008,334

(4)	Represents the historical operating results of the previously reported acquisitions prior to their dates of acquisition by the Company and the pro forma effect of only that number of shares of Class B common stock and preferred stock as necessary to consummate the Name Development asset acquisition. See the unaudited pro forma condensed consolidated financial information for certain operating data by acquisition.

See notes to unaudited pro forma condensed consolidated statement.

MARCHEX, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT

Pro Forma Adjustments

Pro Forma Adjustments for Previously Reported Acquisitions and Offerings

(a) Represents the elimination of intercompany revenues and service costs between the Company and the previously reported acquisitions.

(b) Represents the amortization of identifiable intangible assets associated with the previously reported acquisitions arising from the purchase price allocations less amortization recorded under service costs by the previously reported acquisitions related to the above-noted intangible assets.

(c) Represents stock-based compensation expense associated with shares of restricted Class B common stock issued to the employee stockholders of the previously reported acquisitions who became employees of the Company.

(d) Represents the tax effect of the pro forma adjustments and pro forma taxes on earnings of acquired S-corporations using combined effective federal and state rates.

(e) Represents preferred stock dividends related to the preferred stock financing associated with the follow-on offering.

Pro Forma Adjustments for Earnings per Share

(f) The following is a reconciliation of shares used to compute the historical basic and diluted net income per share to pro forma basic and diluted net income per share for the year ended December 31, 2005. Potentially dilutive securities were not included in the computations when their effects would be anti-dilutive.

	For the year ended December 31, 2005
	Pro Forma basic	Pro Forma diluted
Shares used to calculate Marchex’s net income per share-actual (as reported in Marchex’s Annual Report on Form 10-KSB for the year ended December 31, 2005)	34,564,790	36,907,633
Pro forma effect of shares issued in connection with previously reported acquisitions and offerings	1,277,396	1,277,396
Weighted average restricted shares issued in connection with previously reported acquisitions for services expected to vest during the period	15,418	115,844

Shares used to calculated pro forma basic and diluted net income per share	35,857,604	38,300,873

For purposes of calculating the shares used for pro forma basic and diluted net income per share for the year ended December 31, 2005, we have adjusted for the following:

•	included the pro forma effect of 1,277,396 shares of Class B common stock issued in connection with the previously reported acquisitions and offerings.

•	included the weighted average impact of the 283,111 Class B restricted common shares issued in connection with previously reported acquisitions. These shares are for future services that vest over periods ranging from two-and-one half to three years. Unvested shares were excluded from the computation of pro forma basic net income per share.

Other information

The estimated amortization relating to estimated intangible assets recorded as of December 31, 2005 for the period of the next 5 years and thereafter is as follows:

2006	$18,967,000
2007	14,342,000
2008	10,697,000
2009	3,313,000
2010 and thereafter	4,028,000

Total	$51,347,000

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